Exhibit 99.2 Warrant Redemption Agreement

WARRANT REDEMPTION AGREEMENT

THIS WARRANT REDEMPTION AGREEMENT (the “Agreement”) is made and entered into as of the 2nd day of July, 2007 by and between BRAVO! BRANDS INC. f/k/a/ BRAVO! FOODS INTERNATIONAL CORP., a Delaware corporation (“Bravo”), and COCA-COLA ENTERPRISES INC., a Delaware corporation (“CCE”).

WHEREAS, Bravo and CCE are parties to a Master Distribution Agreement dated August 30, 2005 (the “Distribution Agreement”);

WHEREAS, in connection with the execution of the Distribution Agreement, Bravo issued to CCE a Common Stock Purchase Warrant (No. 2005 B AUG-001) that gave CCE the right to purchase up to 30,000,000 shares of Bravo’s common stock at a per share purchase price of $0.36 (the “Warrant”);

WHEREAS, Bravo and CCE desire to terminate the Distribution Agreement and, as part of such termination, to cancel the Warrant through redemption;

NOW, THEREFORE, for $1.00 and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Redemption of the Warrant. CCE hereby agrees to surrender the Warrant in full redemption to Bravo, and Bravo does hereby redeem the Warrant. CCE does hereby irrevocably constitute and appoint Bravo’s officers as attorneys-in-fact, with full power of substitution, for the limited purpose of effecting the redemption.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

BRAVO! FOODS INTERNATIONAL CORP.

By:	/s/

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COCA-COLA ENTERPRISES INC.

By:	/s/

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